Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

MTR Gaming Group, Inc. and Subsidiaries

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-14475), the Registration Statement on Form S-3 (No. 333-62937), the Post Effective Amendment No. 4 to the Form S-1 Registration Statement on Form S-3 (No. 333-12839), the Registration Statements on Forms S-4 (Nos. 333-105188, 333-105528, and 333-136833), and the Registration Statements on Forms S-8 (Nos. 333-62191, 33-64733, 333-51796, 333-76270, and 333-110920) of our reports dated March 15, 2007, with respect to the consolidated financial statements and schedule of MTR Gaming Group, Inc., MTR Gaming Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of MTR Gaming Group, Inc., included in this Form 10-K for the year ended December 31, 2006.

/s/ Ernst & Young LLP
Ernst & Young LLP

Pittsburgh, Pennsylvania
March 30, 2007